
PEDIATRIC CENTER





2Q14 | Supplemental Information

HEALTHCARE REIT

Table of Contents

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Portfolio Composition[(1)]

	Age	Properties	Investment Balance	% of Total	Committed Balance	Beds / Units / Square Feet	Per Bed / Unit / Square Foot
Seniors housing triple-net	13	383	$ 5,847,938	26.0%	$ 5,943,780	36,399	$ 158,829
Skilled nursing/post-acute	25	243	3,213,274	14.3%	3,238,841	31,316	101,587
Seniors housing operating	14	335	8,578,971	38.2%	8,586,811	38,172	244,887
Hospital	15	32	892,803	4.0%	892,803	2,013	402,773
Medical office	12	224	3,608,219	16.1%	3,669,528	14,827,758	250
Life science	16	7	322,986	1.4%	322,977	1,188,346	555
Total	**15**	**1,224**	**$ 22,464,191**	**100.0%**	**$ 22,654,740**		

	Bed / Unit Mix				
	Independent Living	Assisted Living	Memory Care	Skilled Nursing	Total
Seniors housing triple-net	10,618	18,499	6,211	1,071	36,399
Skilled nursing/post-acute	-	690	194	30,432	31,316
Seniors housing operating	17,257	13,397	7,338	180	38,172
Total	27,875	32,586	13,743	31,683	105,887

NOI Performance[(1)]

	Same Store[(2)]				Total Portfolio		
	Properties	2Q13 Cash NOI	2Q14 Cash NOI	% Change	Properties	Annualized NAV NOI[(3)]	% of Total
Seniors housing triple-net[(4)]	275	$ 86,129	88,683	3.0%	383	$ 492,376	26.6%
Skilled nursing/post-acute[(4)]	227	77,833	80,128	2.9%	243	338,816	18.3%
Seniors housing operating	271	128,410	138,361	7.7%	335	645,896	34.9%
Hospitals[(4)]	20	16,951	17,174	1.3%	32	79,100	4.3%
Medical office	179	56,623	57,836	2.1%	224	265,588	14.4%
Life science	7	6,667	6,874	3.1%	7	27,500	1.5%
Total	**979**	**$ 372,613**	**$ 389,056**	**4.4%**	**1,224**	**$ 1,849,276**	**100.0%**

Portfolio Performance[(1)]

				Facility Revenue Mix			
Stable Portfolio[(5)]	Occupancy	EBITDAR Coverage[(6)]	EBITDARM Coverage[(6)]	Private Pay	Medicaid	Medicare	Other Government[(7)]
Seniors housing triple-net	89.2%	1.13x	1.30x	88.5%	5.1%	5.6%	0.8%
Skilled nursing/post-acute	88.5%	1.33x	1.70x	22.9%	48.9%	28.2%	0.0%
Seniors housing operating	89.4%	n/a	n/a	97.8%	0.2%	0.3%	1.7%
Hospital	67.4%	2.08x	2.41x	33.3%	4.3%	62.4%	0.0%
Medical office	94.5%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Life science	97.5%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Total		**1.29x**	**1.57x**	**86.8%**	**6.8%**	**5.3%**	**1.1%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Excludes entrance fee portfolio. See page 26 for reconciliation.

(3) See page 25 for reconciliation.

(4) Same store cash NOI for these property types represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(5) Data as of June 30, 2014 for seniors housing operating, medical office and life science and March 31, 2014 for remaining asset types. Excludes assets transitioned less than 12 months prior as well as assets disposed of subsequent to March 31, 2014.

(6) Represents trailing twelve month coverage metrics.

(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at HCN pro rata ownership)

Investment Balance Diversification

By Partner:	Total Properties	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science	Total	% of Total
Sunrise Senior Living	126	$ -	$ -	$ 4,009,884	$ -	$ -	$ 4,009,884	17.9%
Genesis HealthCare	179	57,625	2,623,949	-	-	-	2,681,574	11.9%
Revera	48	-	-	919,188	-	-	919,188	4.1%
Benchmark Senior Living	39	25,231	-	859,002	-	-	884,233	3.9%
Senior Lifestyle	40	835,148	-	-	-	-	835,148	3.7%
Emeritus Senior Living	59	807,449	-	-	-	-	807,449	3.6%
Belmont Village	19	-	-	791,264	-	-	791,264	3.5%
Brandywine Senior Living	27	749,857	-	-	-	-	749,857	3.3%
Brookdale Senior Living	87	304,233	-	251,239	-	-	555,472	2.5%
Chartwell Retirement Residences	42	-	-	433,488	-	-	433,488	1.9%
Remaining	558	3,068,395	589,325	1,314,906	892,803	3,931,205	9,796,634	43.7%
Total	**1,224**	**$ 5,847,938**	**$ 3,213,274**	**$ 8,578,971**	**$ 892,803**	**$ 3,931,205**	**$ 22,464,191**	**100.0%**

NOI Diversification(1)

	Total Properties	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science	Total	% of Total
By Country:								
United States	1,084	$ 124,176	$ 99,618	$ 111,905	$ 24,494	$ 74,368	$ 434,637(2)	88.4%
Canada	93	-	-	25,755	-	-	25,755	5.2%
United Kingdom	47	6,615	-	24,821	-	-	31,436	6.4%
Total	**1,224**	**$ 130,791**	**$ 99,618**	**$ 162,481**	**$ 24,494**	**$ 74,368**	**$ 491,828**	**100.0%**
By MSA:								
New York	58	$ 14,376	$ 6,755	$ 11,156	$ -	$ 1,128	$ 33,415	6.8%
Philadelphia	52	6,470	14,867	1,782	1,046	5,247	29,412	6.0%
Boston	44	805	5,715	8,618	-	7,148	22,286	4.5%
Greater London	18	1,677	-	15,713	-	-	17,390	3.5%
Los Angeles	34	678	-	14,414	-	2,025	17,117	3.5%
Dallas	42	4,535	-	2,986	879	6,132	14,532	3.0%
Chicago	32	6,544	268	6,339	324	421	13,896	2.8%
Seattle	24	6,797	-	3,092	-	3,143	13,032	2.6%
Washington DC	25	1,340	5,185	4,541	-	216	11,282	2.3%
Houston	29	597	2,367	2,296	566	4,117	9,943	2.0%
Riverside	8	619	-	112	5,838	1,003	7,572	1.5%
Milwaukee	17	2,330	-	-	1,073	4,142	7,545	1.5%
Miami	31	2,508	445	-	-	4,228	7,181	1.5%
Atlanta	24	2,168	-	1,656	-	3,086	6,910	1.4%
San Diego	10	-	-	6,146	628	-	6,774	1.4%
Toronto	17	-	-	5,717	-	-	5,717	1.2%
Providence	10	-	3,611	1,835	-	-	5,446	1.1%
Kansas City	14	1,467	226	2,119	-	1,565	5,377	1.1%
Baltimore	16	-	4,984	-	-	379	5,363	1.1%
San Francisco	9	1,676	-	2,723	527	-	4,926	1.0%
Remaining	710	76,204	55,195	71,236	13,613	30,388	246,712(2)	50.2%
Total	**1,224**	**$ 130,791**	**$ 99,618**	**$ 162,481**	**$ 24,494**	**$ 74,368**	**$ 491,828**	**100.0%**

Notes:

(1) Represents NOI including properties sold or classified as held for sale for the three months ended June 30, 2014, including joint ventures.

(2) Includes $76,000 of other corporate income.

Top Ten Operating Partner Descriptions

Sunrise Senior Living, located in McLean, VA, is a privately held company that operates 289 premium private pay seniors housing communities with over 26,285 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 6/30/2014, the HCN portfolio consisted of 126 private pay seniors housing facilities with an investment balance of $4.0 billion.

Genesis HealthCare, located in Kennett Square, PA, is a privately held company that is the nation's largest skilled nursing care provider with more than 400 skilled nursing centers and assisted living residences in 28 states nationwide. Genesis also provides rehabilitation therapy to over 1,350 healthcare providers in 45 states. As of 6/30/2014, the HCN portfolio consisted of 179 facilities in 16 states with an investment balance of $2.7 billion.

Revera, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates over 200 seniors housing and long-term care facilities in Canada and the United States. As of 6/30/2014, the HCN portfolio consisted of 48 private pay seniors housing facilities located across five Canadian Provinces with an investment balance of $919 Million.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 50 premium private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of 6/30/2014, the HCN portfolio consisted of 39 private pay seniors housing facilities in six states with an investment balance of $884 million.

Senior Lifestyle, located in Chicago, IL is a privately held company that operates premium private pay communities across the full spectrum of independent living, assisted living, rehabilitation, skilled nursing, memory care and continuing care in metro markets across the United States. The company operates 107 facilities in 21 states. As of 6/30/2014, the HCN portfolio consisted of 40 private pay seniors housing facilities in ten states with an investment balance of $835 million.

Emeritus Senior Living (NYSE:ESC), located in Seattle, WA, is a publicly traded company that provides independent living, assisted living, memory care, skilled nursing, home health and rehab services. The company operates 508 seniors housing facilities in 44 states with the ability to serve approximately 54,000 residents. As of 6/30/2014, the HCN portfolio consisted of 59 private pay seniors housing facilities in 19 states with an investment balance of $807 million.

Belmont Village, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in seven states. The portfolio is concentrated in infill locations in major metro markets. As of 6/30/2014, the HCN portfolio consisted of 19 private pay seniors housing facilities in six states with an investment balance of $791 million.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,500 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 6/30/2014, the HCN portfolio consisted of 27 private pay seniors housing facilities in five states with an investment balance of $750 million.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates 647 seniors housing facilities in 36 states with the ability to serve approximately 66,000 residents. As of 6/30/2014, the HCN portfolio consisted of 87 seniors housing facilities in 19 states with an investment balance of $555 million.

Chartwell Retirement Residences (TSX:CSH), is a publicly traded company located in Mississauga, Ontario, that operates 213 facilities in North America, and is the largest seniors housing operator in Canada. As of 6/30/2014, the HCN portfolio consisted of 42 private pay seniors housing facilities located across four Canadian Provinces with an investment balance of $433 million.

Portfolio Performance - Triple-Net Payment Coverage Stratification[1]

	EBITDARM Coverage						EBITDAR Coverage					
% of total HCN NOI	Seniors Housing Triple- net	Skilled Nursing/ Post- Acute	Hospital	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple- net	Skilled Nursing/ Post- Acute	Hospital	Total	Weighted Average Maturity	Number of Leases
<0.85x						-	1.0%	0.1%		1.1%	6	3
0.85x-0.95x	0.1%	0.1%		0.2%	13	2	1.2%			1.2%	12	3
0.95x-1.05x	1.4%			1.4%	8	2	6.8%			6.8%	13	4
1.05x-1.15x	7.5%			7.5%	13	6	0.9%	0.6%		1.5%	10	5
1.15x-1.25x						-	3.7%		0.6%	4.3%	12	5
1.25x-1.35x	1.4%			1.4%	13	4	0.2%	16.4%		16.6%	15	4
>1.35x	8.7%	19.3%	3.0%	31.1%	13	27	5.4%	2.2%	2.4%	10.0%	10	17
Total	19.2%	19.4%	3.0%	41.6%	13	41	19.2%	19.3%	3.0%	41.6%	13	41


40%
30%
20%
10%
0%
% NOI
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDARM Coverage


40%
30%
20%
10%
0%
% NOI
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDAR Coverage

Master Leases with EBITDAR Coverage < 0.95x

Investment Type	Unit Types	EBITDARM Coverage	EBITDAR Coverage	% of Total NOI	Current on Rent[2]	Subordinated Management Fees	Guaranty	Letter of Credit / Security Deposit	Targeted Disposition
Skilled nursing/post-acute	NF	0.91x	0.58x	0.1%	X	X	X		
Seniors housing triple-net	IL / AL / NF	1.01x	0.70x	0.9%	X	X	X		X
Seniors housing triple-net	IL / AL / DEM / NF	0.93x	0.76x	0.1%	X	X	X	X	
Seniors housing triple-net	AL / DEM	1.00x	0.86x	0.5%	X	X	X	X	
Seniors housing triple-net	IL / AL / DEM	1.11x	0.93x	0.4%	X	X	X	X	
Seniors housing triple-net	IL / AL / DEM	1.10x	0.94x	0.3%	X	X			

Notes:

(1) Represents trailing twelve month coverage metrics as of March 31, 2014. Annualized NOI is detailed on pg. 25. Agreements included represent 83% of total seniors housing triple-net, skilled nursing/post-acute and hospital NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment. Excludes assets transitioned in the last 12 months. Excludes assets disposed of subsequent to March 31, 2014.

(2) Rent is current if < 90 days outstanding as of June 30, 2014.

(dollars in thousands at HCN pro rata ownership)

Seniors Housing Operating

Total Performance	2Q13	3Q13	4Q13	1Q14	2Q14
Properties	357	320	323	334	335
Average age (years)	14	13	13	13	14
Beds/Units	39,927	35,645	35,958	38,064	38,172
Investment balance	$ 8,076,902	$ 8,270,702	$ 8,235,846	$ 8,527,562	$ 8,578,971
Total occupancy	88.5%	89.1%	89.4%	89.1%	89.4%
Total revenues	$ 397,270	$ 457,698	$ 448,513	$ 456,365	$ 477,573
Operating expenses	$ 267,559	$ 304,965	$ 301,814	$ 308,054	$ 315,092
NOI	$ 129,711	$ 152,733	$ 146,699	$ 148,311	$ 162,481
Total cap-ex/TI/LC	$ 13,023	$ 13,888	$ 11,263	$ 9,243	$ 12,141
REVPOR[1]	$ 5,755	$ 6,231	$ 6,316	$ 6,495	$ 6,474

Same Store Performance[2]		2Q13	3Q13	4Q13	1Q14	2Q14
Properties		271	271	271	271	271
Occupancy		88.0%	88.8%	89.2%	88.9%	89.3%
Cash revenues	$	398,596	397,917	405,811	408,704	416,373
Cash operating expenses	$	270,186	265,677	272,686	278,023	278,012
Cash NOI	$	128,410	132,240	133,125	130,681	138,361
Year-over-year growth rate						7.7%
TTM capex percentage of NOI						8.6%

Secured Debt	Amount	Blended Interest Rate	Weighted Average Maturity
Consolidated principal balance (pro rata)	$ 1,446,143	4.6%	5.1
Unconsolidated principal balance (pro rata)	$ 400,106	4.7%	3.2

Quality Indicators	US Benchmark	2Q14
% Located East & West Coast + Top 31 MSA[3]		92.4%
Revenue/Occupied Room/Month (REVPOR)	$ 4,351[4]	$ 6,474
Average Housing Value[5]	$ 249,177	$ 433,739

Partner Diversification	Investment Balance	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	$ 4,009,884	126	9,979	99.4%
Revera	919,188	48	5,162	75.0%
Benchmark Senior Living	859,002	37	3,276	95.0%
Belmont Village	791,264	19	2,614	95.0%
Chartwell Retirement Residences	433,488	42	8,173	54.4%
Senior Resource Group	378,095	10	2,008	46.8%
Senior Star Living	376,837	10	1,981	90.0%
Merrill Gardens	317,247	10	1,428	80.0%
Brookdale Senior Living	251,239	13	1,793	80.0%
Silverado Senior Living	242,727	20	1,758	95.1%
Total	$ 8,578,971	335	38,172	86.1%

Notes:

(1) U.S. properties only. See page 24 for reconciliations.

(2) Represents those properties in the portfolio for 15 months preceding the end of the portfolio performance period. Results include eight days of NOI for the Sunrise properties that HCN purchased on 1/9/2013. All dollars are reported at HCN's current ownership percentage. Results of Canadian properties translated at a USD/CAD rate of 1.01 and UK properties at a GBP/USD rate of 1.60.

(3) Percentage of investment balance for U.S. properties located in a top 31 metropolitan statistical area or on the east or west coast.

(4) Source: NIC (National Investment Center).

(5) HCN average housing values based on a three mile radius of each site location. Core Based Statistical Area (CBSA) data from Nielsen & Co. used to calculate the radius to the locations and the average value.

(dollars in thousands at HCN pro rata ownership)

Medical Office Buildings

Portfolio Composition	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	183	12,858,129	$ 3,210,258	$ 91,406	$ 29,632	$ 61,774	12	95.2%
Unaffiliated	21	885,575	219,343	5,881	2,535	3,346	15	84.4%
Core	204	13,743,704	3,429,601	97,287	32,167	65,120	12	94.5%
Equity investment	6	405,414	42,068	1,219	326	893		
Sold / Held for sale	-	-	-	725	323	402		
Development	5	386,680	50,128	-	-	-		
Loans	5	291,960	65,230	942	-	942		
Land	4	-	21,192	-	-	-		
Total	224	14,827,758	$ 3,608,219	$ 100,173	$ 32,816	$ 67,357		

Core Performance[1]	2Q13	3Q13	4Q13	1Q14	2Q14
Properties	180	182	192	194	204
Square feet	12,101,745	12,290,804	12,962,140	13,156,463	13,743,704
Investment balance	$ 3,039,446	$ 3,071,394	$ 3,224,850	$ 3,237,998	$ 3,429,601
Occupancy	94.6%	94.3%	94.5%	94.3%	94.5%
Total revenue	$ 86,848	$ 86,965	$ 89,632	$ 95,582	$ 97,287
Operating expenses	$ 27,620	$ 28,717	$ 28,285	$ 31,751	$ 32,167
NOI from continuing operations	$ 59,228	$ 58,248	$ 61,347	$ 63,831	$ 65,120
Total cap-ex/TI/LC	$ 2,581	$ 4,269	$ 8,939	$ 3,082	$ 3,180
Revenues per square foot[2]	$ 29.25	$ 28.86	$ 28.17	$ 29.58	$ 28.91
NOI per square foot[2]	$ 19.94	$ 19.31	$ 19.27	$ 19.75	$ 19.32
Capex per square foot[2]	$ 0.86	$ 1.40	$ 2.77	$ 0.99	$ 0.94

Same Store Performance[1]	2Q13	3Q13	4Q13	1Q14	2Q14
Properties	179	179	179	179	179
Square feet	12,065,270	12,065,270	12,065,270	12,065,270	12,065,270
Investment balance	$ 3,030,792	$ 3,004,691	$ 2,981,181	$ 2,949,455	$ 2,921,763
Occupancy	94.6%	94.3%	94.4%	94.4%	94.5%
Cash revenues	$ 82,597	$ 83,347	$ 83,690	$ 85,339	$ 85,709
Cash operating expenses	$ 25,974	$ 27,254	$ 26,950	$ 27,929	$ 27,873
Cash NOI	$ 56,623	$ 56,093	$ 56,740	$ 57,410	$ 57,836
Year-over-year growth rate					2.1%

Expirations[1]	2014	2015	2016	2017	2018	Thereafter
Occupied square feet	356,964	621,371	789,892	1,111,124	858,156	9,246,485
% of portfolio	2.6%	4.5%	5.7%	8.1%	6.2%	67.3%

Notes:

(1) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments, properties sold or classified as held for sale and development properties.

(2) Annualized.

(dollars in thousands, except per square foot, at HCN pro rata ownership)

Medical Office Buildings

Portfolio Diversification by Tenant[1]	Occupied Square Feet	% of Total
Aurora Health Care	1,441,588	11.1%
Kelsey-Seybold	601,748	4.6%
Virtua	535,991	4.1%
SSM Healthcare	343,830	2.6%
Northside Hospital	324,513	2.5%
Remaining Portfolio	9,736,322	75.1%
Total	**12,983,992**	**100.0%**

Portfolio Diversification by State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot
Texas	42	2,813,821	19.0%	$ 792,167	$ 282
Florida	38	1,757,866	11.9%	493,793	281
Wisconsin	18	1,441,588	9.7%	261,631	181
New Jersey	7	880,581	5.9%	232,961	265
Georgia	11	900,531	6.1%	179,578	199
California	9	642,826	4.3%	175,097	272
Washington	6	498,468	3.4%	164,419	330
Missouri	7	541,844	3.7%	156,636	289
Minnesota	7	569,251	3.8%	131,069	230
Indiana	6	459,505	3.1%	127,675	278
Remaining Portfolio	73	4,321,477	29.1%	954,502	221
Total	**224**	**14,827,758**	**100.0%**	**$ 3,669,528**	**$ 247**

Portfolio Characteristics[1]	
Health system affiliated properties as % of NOI	94.9%
Health system affiliated tenants as % of rental income	58.0%
Retention (trailing twelve months)	81.0%
In-house managed properties as % of square feet	98.8%
Average remaining lease term	7.5 yrs

Notes:

(1) Excludes mortgages, land, equity investments, properties sold or classified as held for sale and development properties.

(dollars in thousands at HCN pro rata ownership)

Life Science Buildings

Total Performance	2Q13	3Q13	4Q13	1Q14	2Q14
Properties	7	7	7	7	7
Average age (years)	15	15	15	15	16
Square feet	1,188,132	1,188,132	1,188,132	1,188,346	1,188,346
Investment balance	$ 326,956	$ 324,643	$ 322,647	$ 323,158	$ 322,986
Occupancy	97.9%	97.9%	97.7%	95.0%	97.5%
Total revenues	$ 10,891	$ 11,241	$ 11,435	$ 10,977	$ 10,763
Operating expenses	$ 3,777	$ 3,577	$ 4,047	$ 3,842	$ 3,752
NOI[1]	$ 7,114	$ 7,664	$ 7,388	$ 7,135	$ 7,011
Total cap-ex/TI/LC	$ 136	$ 7	$ 335	$ -	$ -

Same Store Performance	2Q13	3Q13	4Q13	1Q14	2Q14
Properties	7	7	7	7	7
Cash revenues	$ 10,428	$ 10,621	$ 10,899	$ 10,496	$ 10,610
Cash operating expenses	$ 3,761	$ 3,562	$ 4,031	$ 3,826	$ 3,736
Cash NOI	$ 6,667	$ 7,059	$ 6,868	$ 6,670	$ 6,874
Year-over-year growth rate					3.1%

Secured Debt[2]	Amount	Blended Interest Rate	Weighted Average Maturity
Unconsolidated principal balance	$ 167,353	4.6%	3.7

By Tenant	Occupied Square Feet	% of Total
Millennium (Takeda)	498,509	43.0%
Novartis	176,301	15.2%
Vertex	145,275	12.5%
Ariad Pharmaceuticals	126,509	10.9%
Brigham and Women's Hospital	125,096	10.8%
Genzyme	56,853	4.9%
Remaining	30,062	2.7%
Total[3]	1,158,605	100.0%

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $152,000 and non-cash expense of $15,000 for the three months ended June 30, 2014.

(2) Pro rata share of non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the HCN/Forest City joint venture.

(dollars in thousands at HCN pro rata ownership)

Development Activity

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/13	2014 YTD Funding	2014 YTD Conversions	CIP Balance at 6/30/14
Development Properties						
Seniors housing triple-net	6	469	$ 26,148	$ 26,793	$ (22,069)	$ 30,872
Skilled nursing/post-acute	4	488	57,912	15,622	(49,501)	24,033
Medical office	8	580,960	42,604	50,323	(42,799)	50,128
Sub-total	**18**		**126,664**	**92,738**	**(114,369)**	**105,033**
Expansion Projects						
Seniors housing triple-net	12	220	5,455	12,921	(2,561)	15,815
Seniors housing operating	3	42	3,701	2,232	(3,170)	2,763
Hospital	1	16	4,951	-	(4,951)	-
Sub-total	**16**		**14,107**	**15,153**	**(10,682)**	**18,578**
Total	**34**		**$ 140,771**	**$ 107,891**	**$ (125,051)**	**$ 123,611**

Development Funding Projections

	Projects	Beds / Units / Square Feet	Projected Yields[1]	Projected Future Funding: 2014 Funding	Projected Future Funding: Funding Thereafter	Projected Future Funding: Total Unfunded Commitments	Committed Balances
Development Properties							
Seniors housing triple-net	4	318	7.9%	$ 38,872	$ 18,864	$ 57,736	$ 88,608
Skilled nursing/post-acute	2	254	9.4%	15,691	9,876	25,567	49,600
Medical office	6	386,680	7.8%	60,132	1,181	61,313	111,441
Sub-total	**12**		**8.2%**	**114,695**	**29,921**	**144,616**	**249,649**
Expansion Properties							
Seniors housing triple-net	13	232	8.0%	31,113	6,992	38,105	53,920
Senior housing operating	2	29	7.0%	7,838	-	7,838	10,601
Sub-total	**15**		**7.9%**	**38,951**	**6,992**	**45,943**	**64,521**
Total	**27**		**8.1%**	**$ 153,646**	**$ 36,913**	**$ 190,559**	**$ 314,170**

Development Project Conversion Estimates(2)

Quarterly Conversions

	Amount	Projected Yields[1]
1Q14 actual	$ 51,280	8.3%
2Q14 actual	63,089	9.0%
3Q14 estimate	61,722	7.9%
4Q14 estimate	7,561	9.3%
1Q15 estimate	89,898	8.2%
2Q15 estimate	77,981	8.4%
3Q15 estimate	12,487	7.3%
Total	**$ 364,018**	**8.3%**

Annual Conversions

	Amount	Projected Yields[1]
2014 estimate	$ 183,652	8.5%
2015 estimate	180,366	8.2%
2016 estimate	-	-
2017 estimate	-	-
Total	**$ 364,018**	**8.3%**

Notes:

(1) Actual yields may be higher if the USTN rate increases. MOBs represent stabilized yields.

(2) Excludes expansion projects.

(dollars in thousands at HCN pro rata ownership)

Development Projects Summary[1]

Seniors Housing Triple-Net

Facility	Total	Ind. Living (Unit Mix)	Assist. Living (Unit Mix)	Dem. Care (Unit Mix)	Skilled Nursing (Unit Mix)	Commitment Amount	Balance at 6/30/14	Estimated Conversion
Upper Providence, PA	96	-	74	22	-	$ 28,740	$ 12,617	1Q15
Mahwah, NJ	96	-	69	27	-	28,755	8,033	2Q15
Haddonfield, NJ	52	-	26	26	-	18,627	6,434	2Q15
Derby, England	74	-	37	37	-	12,486	3,788	3Q15
Subtotal	**318**	**-**	**206**	**112**	**-**	**$ 88,608**	**$ 30,872**	

Skilled Nursing/Post-Acute

Facility	Total	Ind. Living (Unit Mix)	Assist. Living (Unit Mix)	Dem. Care (Unit Mix)	Skilled Nursing (Unit Mix)	Commitment Amount	Balance at 6/30/14	Estimated Conversion
Frederick, MD	130	-	-	-	130	$ 19,000	$ 10,138	2Q15
Piscataway, NJ	124	-	-	-	124	30,600	13,895	2Q15
Subtotal	**254**	**-**	**-**	**-**	**254**	**$ 49,600**	**$ 24,033**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased %	Health System Affiliation	Commitment Amount	Balance at 6/30/14	Estimated Conversion
Burnsville, MN	123,857	73%	Yes	$ 36,087	$ 19,853	3Q14
Clear Lake, TX	54,713	100%	Yes	14,750	10,387	3Q14
Humble, TX	36,475	100%	Yes	10,885	4,746	3Q14
Bettendorf, IA	40,493	100%	Yes	7,561	2,814	4Q14
Houston, TX	51,057	100%	Yes	17,600	3,494	1Q15
Shenandoah, TX	80,085	100%	Yes	24,558	8,834	1Q15
Subtotal	**386,680**	**91%**		**$ 111,441**	**$ 50,128**	
Total Development Projects				**$ 249,649**	**$ 105,033**	

Notes:

(1) Excludes expansion projects.

(dollars in thousands at HCN pro rata ownership)

Unstabilized Properties[1]

	3/31/14 Properties	Stabilizations	Construction Conversions	Other[2]	6/30/14 Properties
Seniors housing triple-net	33	(5)	1	3	32
Skilled nursing/post-acute	3	-	2	-	5
Hospital	2	-	-	-	2
Total	38	(5)	3	3	39

	6/30/14 Properties	Beds / Units	Investment Balance	% of Total Investment
Seniors housing triple-net	32	3,411	$ 679,160	3.0%
Skilled nursing/post-acute	5	610	107,203	0.5%
Hospital	2	152	218,967	1.0%
Total	39	4,173	$ 1,005,330	4.5%

Occupancy

	3/31/14 Properties	Stabilizations	Construction Conversions	Acquisitions/ Expansions/ Dispositions	Progressions/ Reclassification	6/30/14 Properties
0% - 50%	12	-	3	-	1	16
50% - 70%	8	-	-	-	-	8
70% +	18	(5)	-	-	2	15
Total	38	(5)	3	-	3	39

	6/30/14 Properties	Months In Operation	Revenues	% of Total Revenues[3]	Investment Balance	% of Total Investment
0% - 50%	16	7	$ 22,859	0.7%	$ 227,382	1.0%
50% - 70%	8	37	15,580	0.5%	258,918	1.2%
70% +	15	24	45,139	1.3%	520,287	2.3%
Total	39	20	$ 83,578	2.5%	$ 1,006,587	4.5%

Notes:

(1) Includes entrance fee properties.

(2) Includes acquisitions, expansions, dispositions and reclassifications.

(3) Includes revenues annualized from amounts presented on page 25.

(dollars in millions at HCN pro rata ownership)

Relationship Investment History


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2010
2011
2012
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
Existing relationships
New relationships

	Gross Investments									
	2010	2011	2012	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	Quarterly Average
Existing	$ 1,414	$ 1,775	$ 3,580	$ 2,811	$ 113	$ 1,000	$ 404	$ 158	$ 474	$ 840
New	1,595	4,038	1,184	-	1,011	215	-	388	99	474
Total	$ 3,009	$ 5,813	$ 4,764	$ 2,811	$ 1,124	$ 1,215	$ 404	$ 542	$ 573	$ 1,114
% Existing	47%	31%	75%	100%	10%	82%	100%	29%	83%	57%

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances(1)	Yield	Construction Conversions	Yield	Dispositions	Yield
Apr	$ -	-	$ 7,373	7.0%	$ 1,015	6.0%	$ 27,502	9.6%
May	47,435	7.8%	7,390	6.4%	49,820	9.1%	32,904	10.4%
Jun	402,131	6.3%	61,041	8.0%	13,894	8.4%	70,784	9.4%
Total	**$ 449,566**	**6.5%**	**$ 75,804**	**7.8%**	**$ 64,729**	**8.9%**	**$ 131,190**	**9.7%**

Notes:

(1) Includes advances for non-real estate loans.

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Gross Investment Activity

	Second Quarter 2014						
	Properties	Beds / Units / Square Feet		Gross Amount[1]	Pro Rata Amount[2]	Investment Per Bed / Unit / SqFt	Yield
Real Property Acquisitions							
Seniors housing triple-net	8	1,031	units	$ 197,900	$ 197,900	$ 191,950	6.4%
Skilled nursing/post-acute	1	120	beds	18,425	18,425	153,542	9.0%
Seniors housing operating	1	114	units	23,063	17,298	151,737	6.6%
Medical office	10	585,907	sf	215,943	215,943	369	6.3%
Total acquisitions	**20**			**$ 455,331**	**$ 449,566**		**6.5%**
Construction in Progress							
Development projects:							
Seniors housing triple-net	4	318	units	$ 16,013	15,877		
Skilled nursing/post-acute	2	254	beds	7,481	7,481		
Medical office	6	386,680	sf	12,086	12,086		
Total development projects	**12**			**$ 35,580**	**$ 35,444**		
Expansion projects:							
Seniors housing triple-net	13	232	units	7,385	7,385		
Seniors housing operating	2	39	units	1,322	1,257		
Total expansion projects	**15**			**$ 8,707**	**$ 8,642**		
Total construction in progress	**27**			**$ 44,287**	**$ 44,086**		
Capital improvements to existing properties				3,986	3,976		8.0%
Loan advances				75,804	75,804		7.8%
Gross investments				**$ 579,408**	**$ 573,432**		
Dispositions							
Seniors housing triple-net	1	127	units	$ 22,622	$ 22,622	$ 178,126	9.3%
Skilled nursing/post-acute	3	333	beds	18,502	18,502	55,562	10.3%
Hospital	1	64	beds	40,921	40,921	639,391	11.9%
Medical office	2	178,250	sf	45,695	45,695	256	7.6%
Real property dispositions	7			$ 127,740	$ 127,740		9.7%
Loans receivable				3,450	3,450		10.2%
Total dispositions				**$ 131,190**	**$ 131,190**		**9.7%**
Net Investments				**$ 448,218**	**$ 442,242**		

(1) Represents 100% of gross investment for consolidated investments and pro rata investment for unconsolidated investments.

(2) Represents the company's pro rata investment amount.

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Gross Investment Activity

	Year-To-Date 2014						
	Properties	Beds / Units / Square Feet		Gross Amount[1]	Pro Rata Amount[2]	Investment Per Bed / Unit / SqFt	Yield
Real Property Acquisitions							
Seniors housing triple-net	9	1,070	units	$ 201,400	$ 201,400	$ 188,224	6.4%
Skilled nursing/post-acute	2	228	beds	49,575	49,575	217,434	8.9%
Seniors housing operating	2	198	units	45,563	39,798	201,000	6.3%
Medical office	10	585,907	sf	215,943	215,943	369	6.3%
Total acquisitions	**23**			**$ 512,481**	**$ 506,716**		**6.6%**
Construction in Progress							
Development projects:							
Seniors housing triple-net	6	469	units	$ 26,993	26,793		
Skilled nursing/post-acute	4	488	beds	15,622	15,622		
Medical office	8	580,960	sf	50,323	50,323		
Total development projects	**18**			**$ 92,938**	**$ 92,738**		
Expansion projects:							
Seniors housing triple-net	12	220	units	12,921	12,921		
Seniors housing operating	3	42	units	2,348	2,232		
Total expansion projects	**15**			**$ 15,269**	**$ 15,153**		
Total construction in progress	**33**			**$ 108,207**	**$ 107,891**		
Investments in unconsolidated joint ventures	10			385,550	385,550		6.0%
Capital improvements to existing properties				9,863	9,830		7.8%
Loan advances				105,513	105,513		7.6%
Gross investments				**$ 1,121,614**	**$ 1,115,500**		
Dispositions							
Seniors housing triple-net	1	127	units	$ 22,622	$ 22,622	$ 178,126	9.3%
Skilled nursing/post-acute	3	333	beds	18,502	18,502	55,562	10.3%
Hospital	1	64	beds	40,921	40,921	639,391	11.9%
Medical office	2	178,250	sf	45,695	45,695	256	7.6%
Real property dispositions	7			$ 127,740	$ 127,740		9.7%
Loans receivable				3,950	3,950		8.9%
Total dispositions				**$ 131,690**	**$ 131,690**		**9.7%**
Net investments				**$ 989,924**	**$ 983,810**		

(1) Represents 100% of gross investment for consolidated investments and pro rata investment for unconsolidated investments.

(2) Represents the company's pro rata investment amount.

(dollars in thousands at HCN pro rata ownership)

Components of NAV

		Total
Annualized NAV NOI[1]		
Seniors housing operating[2]	$	645,896
Seniors housing triple-net		492,376
Skilled nursing /post-acute triple-net		338,816
Medical office		265,588
Hospitals		79,100
Life science		27,500
Total	$	1,849,276
Obligations		
Senior unsecured notes[3]		7,450,107
Secured debt[3]		3,180,093
Capital lease obligations		83,850
Total Debt		10,714,050
Add (Subtract):		
Other liabilities (assets), net[4]		194,836
Cash and cash equivalents		(207,354)
Preferred stock		1,006,250
Net Obligations	$	11,707,782
Other Assets		
Land parcels	$	45,378
Loans receivable[5]	$	476,302
Assets held for sale	$	77,436
Development properties:[6]		
Current balance	$	123,611
Unfunded commitments		190,559
Committed balances	$	314,170
Projected initial yield		8.1%
Projected initial NOI	$	25,448
Diluted Shares Outstanding		297,995

Notes:

(1) See page 25 for reconciliation.

(2) Includes $12,015,000 attributable to our proportional share of income from unconsolidated management company investments.

(3) Amounts represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(4) Includes liabilities / (assets) that impact cash or NOI and excludes non-cash items such as follows:

Unearned revenues	$	143,275
Below/(above) market lease intangibles, net		47,944
Deferred taxes, net		26,845
Derivative liabilities		19,909
Straight-line rent receivable		(231,668)
In place lease intangibles, net		(38,619)
Other non-cash liabilities / (assets), net		50,274
Total non-cash liabilities/(assets), net	$	17,960

(5) Includes non-real estate loans.

(6) See page 9.

(dollars in thousands at HCN pro rata ownership)

Net Operating Income[(1)]

	2Q13	3Q13	4Q13	1Q14	2Q14
Revenues:					
Seniors housing triple-net					
Rental income	$ 100,134	$ 110,711	$ 123,690	$ 125,614	$ 126,394
Interest income	3,605	3,269	3,513	3,815	4,091
Other income	173	755	218	102	306
Total revenues	103,912	114,735	127,421	129,531	130,791
Skilled nursing					
Rental income	88,682	87,502	88,101	88,444	98,024
Interest income	1,824	1,769	1,689	1,625	1,575
Other income	23	23	26	19	19
Total revenues	90,529	89,294	89,816	90,088	99,618
Seniors housing operating					
Resident fees and service	397,268	457,553	448,262	456,314	476,302
Interest income	-	-	-	-	11
Other income	2	144	251	51	1,260
Total revenues	397,270	457,697	448,513	456,365	477,573
Medical office					
Rental income	90,783	91,121	93,435	97,809	98,869
Interest income	861	844	858	873	942
Other income	647	447	420	295	362
Total revenues	92,291	92,412	94,713	98,977	100,173
Hospitals					
Rental income	22,088	21,148	23,019	22,854	22,627
Interest income	1,344	1,749	2,278	2,281	2,314
Other income	15	18	22	22	-
Total revenues	23,447	22,915	25,319	25,157	24,941
Life sciences					
Rental income	10,891	11,241	11,435	10,977	10,763
Non-segment/corporate					
Other income	164	32	19	15	76
Total					
Rental income	312,578	321,723	339,680	345,698	356,677
Resident fees and service	397,268	457,553	448,262	456,314	476,302
Interest income	7,634	7,631	8,338	8,594	8,933
Other income	1,024	1,419	956	504	2,023
Total revenues	**718,504**	**788,326**	**797,236**	**811,110**	**843,935**
Property operating expenses:					
Seniors housing operating	267,559	304,964	301,814	308,054	315,092
Medical office buildings	29,285	30,446	29,859	32,509	32,816
Hospitals	183	309	466	242	447
Life science	3,777	3,577	4,047	3,842	3,752
Total property operating expenses	**300,804**	**339,296**	**336,186**	**344,647**	**352,107**
Net operating income:					
Seniors housing triple-net	103,912	114,735	127,421	129,531	130,791
Skilled nursing	90,529	89,294	89,816	90,088	99,618
Seniors housing operating	129,711	152,733	146,699	148,311	162,481
Medical office buildings	63,006	61,966	64,854	66,468	67,357
Hospitals	23,264	22,606	24,853	24,915	24,494
Life science	7,114	7,664	7,388	7,135	7,011
Non-segment/corporate	164	32	19	15	76
Net operating income	**$ 417,700**	**$ 449,030**	**$ 461,050**	**$ 466,463**	**$ 491,828**

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 23. See pages 5, 6 and 8 for more information.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended June 30, 2014	Three Months Ended June 30, 2014
Net income	$ 212,355	$ 87,854
Interest expense[2]	483,082	121,099
Income tax expense (benefit)	7,341	1,569
Depreciation and amortization[2]	934,128	214,449
Stock-based compensation	29,320	14,170
Provision for loan losses	2,110	-
Loss (gain) on extinguishment of debt	(218)	531
EBITDA	**$ 1,668,118**	**$ 439,672**
Transaction costs	47,276	7,040
Loss / (gain) on sales of properties	(9,722)	(13,079)
Loss / (gain) on derivatives	5,229	351
CEO transition costs[3]	10,465	10,465
Timing adjustments and sales/held for sale[4]	(3,151)	3,630
Adjustments	**50,097**	**8,407**
Adjusted EBITDA	**$ 1,718,215**	**$ 448,079**
Interest Coverage Ratios		
Interest expense[2]	$ 483,082	$ 121,099
Capitalized interest	7,014	1,700
Non-cash interest expense	(1,292)	(1,649)
Total interest	**$ 488,804**	**$ 121,150**
EBITDA	$ 1,668,118	$ 439,672
Interest coverage ratio[5]	**3.41x**	**3.63x**
Adjusted EBITDA	$ **1,718,215**	$ **448,079**
Adjusted Interest coverage ratio	**3.52x**	**3.70x**
Fixed Charge Coverage Ratios		
Total interest[2]	$ 488,804	$ 121,150
Secured debt principal amortization	62,867	15,803
Preferred dividends	65,838	16,352
Total fixed charges	**$ 617,509**	**$ 153,305**
EBITDA	$ 1,668,118	$ 439,672
Fixed charge coverage ratio[6]	**2.70x**	**2.87x**
Adjusted EBITDA	$ **1,718,215**	$ **448,079**
Adjusted Fixed charge coverage ratio	**2.78x**	**2.92x**
Net Debt to EBITDA Ratios		
Total debt		$ 10,345,196
Less: cash and cash equivalents[7]		(207,354)
Net debt		**$ 10,137,842**
EBITDA Annualized		1,758,688
Net debt to EBITDA ratio		**5.76x**
Adjusted EBITDA Annualized		$ 1,792,316
Net debt to Adjusted EBITDA ratio		**5.66x**

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 23.
(2) Interest expense and depreciation and amortization include properties sold or classified as held for sale.
(3) Costs associated with CEO retirement and transition, including cash-based compensation and professional services.
(4) Represents timing adjustments for acquisitions, dispositions, construction conversions and segment transitions for the relevant periods. See page 25.
(5) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.
(6) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a minimum of 1.50 times for the twelve months ended.
(7) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

Leverage and Current Capitalization

		Consolidated	% of Total
Book Capitalization			
Lines of credit	$	-	0.0%
Long-term debt obligations[1]		10,345,196	45.3%
Debt to consolidated book capitalization[2]		**10,345,196**	**45.3%**
Total equity		12,514,889	54.7%
Consolidated book capitalization	$	**22,860,085**	**100.0%**
Joint venture debt, net[3]		367,867	
Total book capitalization	$	**23,227,952**	
Undepreciated Book Capitalization			
Lines of credit	$	-	0.0%
Long-term debt obligations[1]		10,345,196	40.3%
Debt to consolidated undepreciated book capitalization		**10,345,196**	**40.3%**
Accumulated depreciation and amortization		2,809,530	10.9%
Total equity		12,514,889	48.8%
Consolidated undepreciated book capitalization	$	**25,669,615**	**100.0%**
Joint venture debt, net[3]		367,867	
Total undepreciated book capitalization	$	**26,037,482**	
Enterprise Value			
Lines of credit	$	-	0.0%
Long-term debt obligations[1]		10,345,196	33.3%
Debt to consolidated enterprise value		**10,345,196**	**33.3%**
Common shares outstanding		308,330	
Period end share price		$62.67	
Common equity market capitalization		**19,323,025**	**62.2%**
Noncontrolling interests		367,525	1.2%
Preferred stock		1,006,250	3.3%
Consolidated enterprise value	$	**31,041,996**	**100.0%**
Joint venture debt, net[3]		367,867	
Total enterprise value	$	**31,409,863**	
Secured Debt as % of Total Assets[4]			
Secured debt[1]	$	**2,850,103**	**12.1%**
Total assets	$	23,573,891	
Total Debt as % of Total Assets[5]			
Total debt[1]	$	**10,345,196**	**43.9%**
Total assets	$	23,573,891	
Unsecured Debt as % of Unencumbered Assets[6]			
Unsecured debt[1]	$	**7,411,243**	**38.9%**
Unencumbered assets	$	19,069,849	

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%.

(3) Net of HCN's share of unconsolidated debt and minority partners' share of HCN consolidated debt. See page 20.

(4) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 30%.

(5) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(6) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

(dollars in thousands at HCN pro rata ownership)

Revenue and Lease Maturity

	Rental Income[1]								
Year	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues[3]	% of Total
2014	-	4,812	-	9,042	13,854	669	14,523	1.1%
2015	-	-	-	13,800	13,800	637	14,437	1.1%
2016	-	-	-	18,024	18,024	6,670	24,694	1.9%
2017	12,581	3,119	-	26,118	41,818	9,246	51,064	3.8%
2018	37,398	-	-	19,764	57,162	5,280	62,442	4.7%
2019	-	-	-	22,352	22,352	436	22,788	1.7%
2020	13,356	-	-	19,685	33,041	2,131	35,172	2.6%
2021	11,002	24,374	-	22,939	58,315	1,214	59,529	4.5%
2022	559	40,243	-	38,681	79,483	186	79,669	6.0%
2023	4,675	1,085	-	23,918	29,678	1,841	31,519	2.4%
Thereafter	439,235	319,527	80,378	85,951	925,091	11,919	937,010	70.3%
	$ 518,806	$ 393,160	$ 80,378	$ 300,274	$ 1,292,618	$ 40,229	$ 1,332,847	100.0%

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

(3) Weighted-average lease/loan maturities are as follows:

Seniors housing triple-net	12	years
Skilled nursing/post-acute	14	years
Hospitals	13	years
Medical office buildings	8	years
Total	11	years

(dollars in thousands and represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet)

Debt Maturities and Principal Payments

Year	Lines of Credit[1]	Senior Notes[2,3]	Secured Debt	Consolidated Debt[4]	% of Total	HCN share of unconsolidated debt	Less: minority partner share of consolidated debt	Combined Debt	% of Total
2014	$ -	$ -	$ 117,263	$ 117,263	1.1%	$ 21,415	$ 15,490	$ 123,188	1.2%
2015	-	250,000	409,563	659,563	6.4%	241,652	53,572	847,643	8.0%
2016	-	700,000	372,528	1,072,528	10.5%	75,939	22,495	1,125,972	10.6%
2017	-	450,000	327,347	777,347	7.6%	53,399	25,888	804,858	7.6%
2018	-	450,000	430,379	880,379	8.6%	42,780	18,420	904,739	8.5%
2019	-	1,334,170	362,675	1,696,845	16.5%	36,457	10,155	1,723,147	16.2%
2020	-	450,000	124,729	574,729	5.6%	12,522	20,109	567,142	5.3%
Thereafter	-	3,815,937	667,742	4,483,679	43.7%	106,730	56,898	4,533,511	42.6%
Totals	$ -	$ 7,450,107	$ 2,812,226	$ 10,262,333	100%	$ 590,894	$ 223,027	$ 10,630,200	100%
Weighted Avg Interest Rate[5]	-	4.4%	5.0%	4.6%		4.7%	4.3%	4.6%	
Weighted Avg Maturity Years[6]	-	8.8	6.1	8.0		4.0	6.1	7.8	

Fixed and Floating Rate Debt

		Consolidated Debt	% of Consolidated		Combined Debt	% of Combined
Fixed Rate Debt						
Senior notes	$	6,715,937	65.4%	$	6,715,937	63.2%
Secured debt		2,589,447	25.2%		2,858,924	26.9%
Total fixed	$	9,305,384	90.6%	$	9,574,861	90.1%
Floating Rate Debt						
Lines of credit	$	-	0.0%	$	-	0.0%
Senior notes		734,170	7.2%		734,170	6.9%
Secured debt		222,779	2.2%		321,169	3.0%
Total floating	$	956,949	9.4%	$	1,055,339	9.9%
Total debt	$	10,262,333	100.0%	$	10,630,200	100.0%

Notes:

(1) The primary unsecured line of credit has capacity of $2.5 billion with remaining availability of $2.5 billion as of June 30, 2014, and matures on October 31, 2018 (with an option to extend for an additional year at our discretion).

(2) 2019 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $234.2 million USD at exchange rates on June 30, 2014). The loans mature on October 31, 2018 and include an option to extend for an additional year at our discretion. The interest rates on the loans are LIBOR+115bps for USD and CDOR+115bps for CAD.

(3) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $940.8 million USD at exchange rates on June 30, 2014). The notes mature on November 20, 2028.

(4) Excludes capital lease obligations of $84.0 million, of which $8.3 million mature in April 2015, $1.3 million mature in October 2018, $1.2 million mature in August 2019 and $73.2 million mature in April 2023.

(5) The interest rate on the primary line of credit is 1-month LIBOR + 105 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(6) $275 million of convertible senior notes are puttable/callable on December 1, 2014. Weighted average maturities would be 8.0 years and 7.5 years for senior notes and consolidated debt, respectively, using the earlier date.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced at HCN pro rata ownership percentage.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP at HCN pro rata ownership percentage.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents revenue generating cash funded to triple-net tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments at HCN pro rata ownership percentage.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties subject to triple-net operating leases and loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Excludes entrance fee properties.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by book balance for dispositions.

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, NOI and SSCNOI to be useful supplemental measures of its operating performance.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. The company uses REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is generally defined as those revenue-generating properties in the portfolio for the reporting period April 1, 2013 to June 30, 2014. Entrance fee communities and any properties acquired, developed, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Covenants in our primary line of credit arrangement, senior unsecured notes and Canadian denominated term loan contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined EBITDA to include adjustments for stock-based compensation expense, provision for loan losses and gains/losses on extinguishment of debt. Adjusted EBITDA represents EBITDA (as defined) adjusted for transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and timing adjustments for intraquarter investment activity.

We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA and Adjusted EBITDA to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. EBITDA (as defined) is also used to determine our compliance with financial covenants in our primary line of credit arrangement, senior unsecured notes, and Canadian denominated term loan and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands, except REVPOR)

Non-GAAP Reconciliations

NOI Reconciliation:	2Q13	3Q13	4Q13	1Q14	2Q14
Net operating income[1]	$ 417,700	$ 449,030	$ 461,050	$ 466,463	$ 491,828
Reconciling items:					
Interest expense[2]	(110,848)	(116,537)	(124,485)	(120,956)	(121,099)
Depreciation and amortization[2]	(200,477)	(242,981)	(243,380)	(233,318)	(214,449)
General & administrative expenses	(23,902)	(28,718)	(28,519)	(32,865)	(51,660)
Transaction costs	(28,136)	(23,591)	(15,693)	(952)	(7,040)
Gain (loss) on derivatives, net	2,716	(4,872)	(6)	-	(351)
Gain (loss) on extinguishment of debt, net	-	4,068	(3,467)	148	(531)
Provision for loan losses	-	-	(2,110)	-	-
Income tax benefit (expense)	(1,215)	(3,077)	(435)	(2,260)	(1,569)
Non-operating expenses from unconsolidated entities & noncontrolling interests	(18,660)	(4,424)	(9,194)	(11,060)	(20,354)
Gain (loss) on sales of properties, net	(29,997)	4,707	(8,064)	-	13,079
Preferred dividends	(16,602)	(16,602)	(16,531)	(16,353)	(16,352)
Loss (income) attributable to noncontrolling interests	913	3,688	2,307	1,175	327
	(426,208)	(428,339)	(449,577)	(416,441)	(419,999)
Net income (loss) attributable to common stockholders	$ (8,508)	$ 20,691	$ 11,473	$ 50,022	$ 71,829

Seniors Housing Operating REVPOR Reconciliation:	2Q13	3Q13	4Q13	1Q14	2Q14
Consolidated revenues	$ 370,995	$ 466,296	$ 452,030	$ 456,319	$ 468,914
Unconsolidated revenues attributable to HCN[3]	54,222	23,511	24,619	28,001	37,176
Less revenues attributable to noncontrolling interests[4]	(27,947)	(32,109)	(28,136)	(27,955)	(28,517)
Total revenues at HCN pro rata ownership	$ 397,270	$ 457,698	$ 448,513	$ 456,365	$ 477,573
Less revenues not included in REVPOR calculation	-	-	-	-	(1,189)
Less revenues attributable to transitioned properties[5]	-	(22,639)	-	-	-
Less non U.S. revenues	(99,482)	(125,387)	(130,478)	(129,478)	(132,801)
Total U.S. revenues	297,788	309,672	318,035	326,887	343,583
Average occupied units/month[6]	17,294	16,432	16,649	17,010	17,740
REVPOR/month	$ 5,755	$ 6,231	$ 6,316	$ 6,495	$ 6,474

Notes:
(1) See page 16.
(2) Includes amounts related to properties sold or classified as held for sale.
(3) Represents HCN's interest in joint venture properties in which HCN is the minority partner.
(4) Represents minority partners' share in joint venture properties in which HCN is the majority partner.
(5) Represents revenues associated with properties transitioned to the seniors housing triple-net segment during the quarter.
(6) Average occupied units decrease in 3Q13 is due to properties transitioned to the seniors housing triple-net segment.

(dollars in thousands at HCN pro rata ownership)

NAV NOI Reconciliation

	Seniors housing triple-net	Skilled nursing/post-acute	Senior housing operating	Medical office	Hospital	Life science	Corporate / other	Total
Current quarter:								
Revenues	$ 130,791	$ 99,618	$ 477,573	$ 100,173	$ 24,941	$ 10,763	$ 76	$ 843,935
Property operating expenses	-	-	315,092	32,816	447	3,752	-	352,107
Net operating income[1]	**$ 130,791**	**$ 99,618**	**$ 162,481**	**$ 67,357**	**$ 24,494**	**$ 7,011**	**$ 76**	**$ 491,828**
Adjust:								
Interest Income	(4,091)	(1,575)	(11)	(942)	(2,314)	-	-	(8,933)
Other Income	(306)	(19)	(1,260)	(362)	-	-	(76)	(2,023)
Sold / Held for sale	(177)	(669)	-	(402)	(2,022)	-	-	(3,270)
Non-Cash NOI	(5,892)	(13,629)	18	(2,167)	(383)	(136)	-	(22,189)
Timing Adjustments[2]	2,769	978	246	2,913	-	-	-	6,906
NAV NOI at HCN ownership %	**$ 123,094**	**$ 84,704**	**$ 161,474**	**$ 66,397**	**$ 19,775**	**$ 6,875**	**-**	**$ 462,319**
Annualized NAV NOI at HCN ownership %	**$ 492,376**	**$ 338,816**	**$ 645,896**	**$ 265,588**	**$ 79,100**	**$ 27,500**	**-**	**$ 1,849,276**

Notes:

(1) See pages 16 and 24.

(2) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

(dollars in thousands at HCN pro rata ownership)

Same Store Cash NOI Reconciliation

	2Q13	3Q13	4Q13	1Q14	2Q14
Seniors housing triple-net					
NOI	$ 103,912	$ 114,735	$ 127,421	$ 129,531	$ 130,791
Non-cash NOI on same store properties	(2,025)	(1,809)	(1,458)	(1,429)	(1,465)
NOI attributable to non-same store properties	(15,758)	(25,990)	(37,933)	(39,298)	(40,643)
SSCNOI	86,129	86,936	88,030	88,804	88,683
Skilled nursing/post-acute					
NOI	90,529	89,294	89,816	90,088	99,618
Non-cash NOI on same store properties	(6,753)	(6,900)	(6,966)	(6,910)	(13,288)
NOI attributable to non-same store properties	(5,943)	(4,221)	(4,046)	(4,231)	(6,202)
SSCNOI	77,833	78,173	78,804	78,947	80,128
Seniors housing operating					
NOI	129,711	152,733	146,699	148,311	162,481
Non-cash NOI on same store properties	60	510	194	268	269
NOI attributable to non-same store properties	(18,463)	(24,745)	(15,197)	(18,204)	(24,499)
NOI attributable to pre-HCN ownership(1)	14,207	986	10	1	-
Normalizing adjustments(2)	2,895	2,756	1,419	305	110
SSCNOI	128,410	132,240	133,125	130,681	138,361
Hospitals					
NOI	23,264	22,606	24,853	24,915	24,494
Non-cash NOI on same store properties	(106)	(94)	(136)	(136)	(122)
NOI attributable to non-same store properties	(6,207)	(5,506)	(7,703)	(7,772)	(7,198)
SSCNOI	16,951	17,006	17,014	17,007	17,174
Medical Office					
NOI	63,006	61,966	64,854	66,468	67,357
Non-cash NOI on same store properties	(2,255)	(2,533)	(1,830)	(1,654)	(1,504)
NOI attributable to non-same store properties	(4,128)	(3,340)	(6,284)	(7,404)	(8,017)
SSCNOI	56,623	56,093	56,740	57,410	57,836
Life Science					
NOI	7,114	7,664	7,388	7,135	7,011
Non-cash NOI on same store properties	(447)	(605)	(520)	(465)	(137)
SSCNOI	6,667	7,059	6,868	6,670	6,874
Corporate					
NOI	164	32	19	15	76
NOI attributable to non-same store properties	(164)	(32)	(19)	(15)	(76)
SSCNOI	-	-	-	-	-
Total					
NOI	417,700	449,030	461,050	466,463	491,828
Non-cash NOI on same store properties	(11,526)	(11,431)	(10,716)	(10,326)	(16,247)
NOI attributable to non-same store properties	(50,663)	(63,834)	(71,182)	(76,924)	(86,635)
Same store cash NOI pre-HCN ownership	14,207	986	10	1	-
Normalizing Adjustments	2,895	2,756	1,419	305	110
SSCNOI	$ 372,613	$ 377,507	$ 380,581	$ 379,519	$ 389,056

Notes:

(1) Includes the majority partner's share of NOI for certain Sunrise properties in which HCN previously had a minority interest but owned 100% in 2Q14.

(2) Includes adjustments to normalize management fees at the contractual rate, adjustments to translate Canadian properties at a USD/CAD rate of 1.01, and adjustments to translate UK properties at a GBP/USD rate of 1.60.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated August 1, 2014 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com